August 7, 2026 Washington Trust Bancorp, Inc. 23 Broad Street Westerly, Rhode Island 02891 Ladies and Gentlemen: We have acted as counsel to Washington Trust Bancorp, Inc., a Rhode Island corporation (the “Company”), and are rendering this opinion in connection with the registration by the Company under the Securities Act of 1933 (the “Securities Act”), of the offer and sale by the Company from time to time of up to $150,000,000 or an equivalent foreign currency in aggregate amount of: (i) shares of the Company’s common stock, par value $0.0625 per share (the “Common Stock”); (ii) shares of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”); (iii) one or more series of senior debt securities of the Company (the “Senior Debt Securities”), to be issued pursuant to a senior debt indenture in substantially the form filed as Exhibit 4.5 to the Registration Statement (as defined below); (iv) one or more series of subordinated debt securities of the Company (the “Subordinated Debt Securities,” and, together with the Senior Debt Securities, the “Debt Securities”), to be issued pursuant to a subordinated debt indenture in substantially the form filed as Exhibit 4.6 to the Registration Statement; (v) depositary shares, representing an interest in fractional shares of Preferred Stock and evidenced by a depositary receipt (the “Depositary Shares”); (vi) warrants to purchase Debt Securities, Common Stock, Preferred Stock or any combination of these securities (the “Warrants”); (vii) purchase contracts that will entitle the holder thereof to purchase or sell Common Stock, Preferred Stock or Debt Securities at a specified purchase price or at a purchase price determined by reference to a specific formula at a future date (the “Purchase Contracts”); (viii) purchase units, consisting of Purchase Contracts and any combination of Common Stock, Preferred Stock, Debt Securities, Depositary Shares, Warrants, or Subscription Rights (as defined below) or any combination of these securities securing the holder’s obligation to purchase the securities under the Purchase Contract (the “Purchase Units”); (ix) rights to subscribe to purchase Common Stock, Preferred Stock, Debt Securities or any combination of these securities (the “Subscription Rights”); and (x) units, comprised of two or more of the Common Stock, Preferred Stock, Debt Securities, Depositary Shares, Warrants, Purchase Contracts, Purchase Units or Subscription Rights in any combination (the “Units,” and collectively with the Common Stock, Preferred Stock, Debt Securities, Depositary Shares, Warrants, Purchase Contracts, Purchase Units and Subscription Rights, the “Securities”), pursuant to the registration statement on Form S-3 filed with the United States Securities and Exchange Commission (the “Commission”) on August 7, 2026 (the “Registration Statement”). We have reviewed: (i) the Registration Statement; and (ii) the forms of senior debt indenture and subordinated debt indenture filed as Exhibits 4.5 and 4.6, respectively, to the Registration Statement. We have also reviewed such corporate records, certificates and other documents, and such questions of law, as we have deemed necessary or appropriate for the purposes of this opinion. We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic and that all copies of documents submitted to us conform to the originals. We have assumed that, at the time of the issuance, sale and delivery of each issue of Securities: (i) the execution, delivery and performance by the Company of the senior debt indenture and subordinated debt indenture each in the form of Exhibits 4.5 and 4.6, respectively, to the Registration Statement, and any supplement to such indenture (collectively, the “Indenture”), and any deposit agreement, deposit receipt, warrant agreement, purchase

Washington Trust Bancorp August 7, 2026 Page 2 contract agreement, purchase unit agreement, subscription agreement or subscription rights certificate, unit agreement, amendment to the articles of incorporation or other relevant governing instrument (collectively with the Indenture, the “Documents”), as applicable, and all actions necessary for the issuance of the applicable Securities, and the form and terms thereof, will comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any agreement or instrument to which the Company is a party or by which it is bound or any court or other governmental or regulatory body having jurisdiction over the Company or otherwise; (ii) the Company will have duly authorized, executed and delivered any such Document and will have duly authorized the issuance of any such Securities, and none of such authorizations will have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; and (iii) the prospectus included in the Registration Statement will describe the Securities offered thereby or an appropriate prospectus supplement will have been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder and will describe the Securities offered thereby. We have also assumed that the Securities will be offered and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement. We have assumed further that the Documents (other than any amendment to the articles of incorporation) will be governed by and construed in accordance with the law of the State of New York. With respect to any Document executed or to be executed by any party other than the Company, we have assumed that such party has, or will have, duly authorized, executed and delivered the Documents to which it is a party and that each such Document is, or will be, the valid and binding obligation of such party, enforceable against it in accordance with its terms. We have assumed further that the Company is a corporation duly organized, validly existing and in good standing under the law of the state of Rhode Island and has all requisite power, authority and legal right to issue and sell the Securities and to execute and deliver, and perform its obligations under, the Documents. With respect to all matters of Rhode Island law, we note that you are relying on an opinion of Partridge Snow & Hahn LLP, which is filed as Exhibit 5.1 to the Registration Statement. We have assumed further that, except as to legal conclusions expressly set forth in this opinion, the information and representations and warranties contained in the agreements, instruments, records, certificates and other documents we reviewed were true, accurate and complete as of their stated date and are true, accurate and complete as of the date of this letter. We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be responsible. Based upon the foregoing, and subject to the qualifications set forth below, we are of the opinion that when, as and if: 1. With respect to any series of Debt Securities: (i) the Registration Statement and any required post- effective amendments thereto have all become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws; (ii) the Indenture (including any supplement thereto) has been duly authorized, executed and delivered on behalf of the Company and a trustee qualified to act as such under applicable law (the “trustee”), and the Indenture has been qualified under the Trust Indenture Act of 1939; (iii) all necessary corporate action has been taken by the Company to authorize any necessary indenture supplement and the form, terms, execution and delivery of the Debt Securities in conformity with the Indenture; (iv) any legally required consents, approvals, authorizations and other orders of the Commission and other regulatory authorities have been obtained; and (v) such Debt Securities have been duly executed by the Company and authenticated by the trustee in accordance with the Indenture, and have been duly issued and delivered against payment therefor in accordance with such corporate action and as contemplated in the Registration Statement and the prospectus supplement and any pricing supplement setting forth the terms of the Debt Securities and the plan of distribution, then, upon the happening of such events, such Debt Securities (including any Debt Securities to be issued by the Company upon the conversion or exercise of other Securities to be issued by the Company pursuant to the Registration

Washington Trust Bancorp August 7, 2026 Page 3 Statement), will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles. 2. With respect to the Warrants: (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws; (ii) all necessary corporate action has been taken by the Company to authorize, execute and deliver a warrant agreement and to authorize the form, terms, execution and delivery of any Warrants and to fix or otherwise determine the consideration to be received for the Warrants and the terms of the offer and sale thereof; (iii) any legally required consents, approvals, authorizations and other orders of the Commission and other regulatory authorities have been obtained; (iv) any shares of Common Stock or Preferred Stock and any Debt Securities purchasable upon exercise of such Warrants, as applicable, have been duly and validly authorized and, in the case of shares of Common Stock or Preferred Stock, reserved for issuance and sale; (v) the warrant agreement with respect to the Warrants has been duly executed and delivered by the Company and the warrant agent; and (vi) the Warrants have been duly executed and delivered in accordance with the terms of any applicable warrant agreement, and have been duly issued and sold as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of the Warrants and the plan of distribution, then, upon the happening of such events, the Warrants will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles. 3. With respect to the Purchase Contracts and Purchase Units: (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws; (ii) all necessary corporate action has been taken by the Company to authorize, execute and deliver a purchase contract agreement and/or a purchase unit agreement, as applicable, and to authorize the form, terms, execution and delivery of the Purchase Contracts or Purchase Units, as applicable, and to fix or otherwise determine the consideration to be received for the Purchase Contracts or Purchase Units, as applicable, and the terms of the offer and sale thereof; (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; (iv) any shares of Common Stock or Preferred Stock or any Debt Securities to be issued pursuant to such Purchase Contracts or Purchase Units, as applicable, have been duly and validly authorized and, in the case of shares of Common Stock or Preferred Stock, reserved for issuance and sale; (v) any necessary purchase contract agreement or purchase unit agreement, as applicable, has been duly executed and delivered by the Company and any other party thereto; and (vi) the Purchase Contracts or Purchase Units, as applicable, have been duly executed and delivered by the Company against payment therefor in accordance with any applicable purchase contract agreement or purchase unit agreement, and in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of the Purchase Contracts or Purchase Units, as applicable, and the plan of distribution, then, upon the happening of such events, the Purchase Contracts or Purchase Units, as applicable, will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles. 4. With respect to the Subscription Rights: (i) the Registration Statement and any required post- effective amendments thereto have all become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws; (ii) all necessary corporate action has been taken by the Company to authorize, execute and deliver a subscription agreement or subscription rights certificate and to authorize the form, terms, execution and delivery of the Subscription Rights and to fix or otherwise determine the consideration to be received for the Subscription Rights and the terms of the offer and sale thereof; (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory

Washington Trust Bancorp August 7, 2026 Page 4 authorities have been obtained; (iv) any shares of Common Stock or Preferred Stock or any Debt Securities purchasable upon exercise of such Subscription Rights, as applicable, have been duly and validly authorized and, in the case of shares of Common Stock or Preferred Stock, reserved for issuance and sale; (v) the subscription agreement or subscription rights certificate, as applicable, has been duly authorized, executed, and delivered by the Company and any other party thereto; and (vi) the Subscription Rights have been duly executed and delivered by the Company against payment therefor in accordance with any applicable subscription agreement or subscription rights certificate, and in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of the Subscription Rights and the plan of distribution, then, upon the happening of such events, the Subscription Rights will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles. 5. With respect to the Units: (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws; (ii) all necessary corporate action has been taken by the Company to authorize, execute and deliver a unit agreement and to authorize the form, terms, execution and delivery of the Units and the shares of Common Stock, shares of Preferred Stock or Securities underlying the Units, and the terms of the offer and sale thereof; (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; (iv) any shares of Common Stock, shares of Preferred Stock, or Securities to be issued pursuant to such Units have been duly and validly authorized and, in the case of shares of Common Stock or Preferred Stock, reserved for issuance and sale; (v) the unit agreement has been duly executed, and delivered by the Company and any other party thereto; and (vi) the Units and the other registered securities underlying the Units have been duly authorized, executed and delivered by the Company against payment therefor in accordance with any applicable unit agreement, and in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of the Units and the other registered securities underlying the Units and the plan of distribution, then, upon the happening of such events, the Units will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The foregoing opinions are subject to the following qualifications: We express no opinion as to: (i) waivers of defenses, subrogation and related rights, rights to trial by jury, rights to object to venue, or other provisions, however expressed, altering or eliminating the rights, liabilities or benefits a party otherwise would have or bestowed by operation of law; (ii) releases or waivers of unmatured claims or rights; (iii) indemnification, contribution, exculpation, hold-harmless or arbitration provisions, disclaimers, or provisions for the non-survival of representations, to the extent they purport to indemnify any party against, or release or limit any party’s liability for, its own breach or failure to comply with statutory obligations, or to the extent such provisions are contrary to public policy; (iv) provisions for contribution, liquidated damages, penalties, forfeitures, penalty interest, interest on interest, and premiums payable upon acceleration of indebtedness; or (v) provisions purporting to supersede equitable principles, including provisions requiring amendments and waivers to be in writing and provisions making notices effective even if not actually received. Our opinions above are qualified to the extent that the enforcement of any Securities denominated in a currency other than United States dollars may be limited by requirements that a claim (or a foreign currency judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law.